PURCHASE, SUPPLY AND DISTRIBUTION AGREEMENT

This **PURCHASE, SUPPLY AND DISTRIBUTION AGREEMENT** (this "Agreement"), dated as of February 1, 2013 (the "Effective Date"), by and between Millennium Medical Devices LLC, a New York limited liability company having an address at 400 Garden City Plaza, Suite 440, Garden City, New York 11530 ("Millennium"), and CDx Diagnostics Inc., a Delaware corporation with an address at 2 Executive Boulevard, , Suffern, New York 10901 (the "Company").

WITNESSETH

WHEREAS, the Company is engaged in the business of manufacturing and selling its patented OralCDx Brush Test Kits (each, a "Unit" and collectively, the "Product").

WHEREAS, the Company desires to sell the Product to Millennium for exclusive distribution and marketing throughout the Territory (as defined below).

WHEREAS, Millennium desires to purchase the Product from the Company and market, distribute and sell the Product in the Territory, on an exclusive basis.

NOW THEREFORE, in consideration of the mutual premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Purchase, Supply, and Distribution

(a) Purchase; Supply; Exclusivity.

i. Millennium hereby agrees to purchase from the Company, and the Company hereby agrees to manufacture (or have manufactured) and sell to Millennium the Product, subject to the terms and conditions contained herein.

ii. The Company hereby agrees to make all arrangements necessary to supply to Millennium such minimum supplies as are required by this Agreement all in accordance with the terms of this Agreement.

iii. Millennium shall be the only firm, company, corporation, entity or person authorized to market, distribute and sell the Product in the Territory to the Covered Markets.

iv. The Company shall not sell or distribute the Product within

the Territory to the Covered Markets during the Term of this Agreement itself or through any firm company, corporation, entity or person other than Millennium either directly or indirectly, however, at any time the Company may refer to Millennium, groups to be considered for sales subcontractor agreements for the Product under Millennium.

v. For the purposes of this Agreement, "Territory" shall mean the United States and its territories and possessions

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Minimum Sales Requirement in Units per Period

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(c) Marketing Materials; License. The Company shall supply to Millennium a reasonable supply of current marketing and promotional materials for the Products which shall be provided in the form of master designs from which Millennium may have copies printed ("Marketing Materials"). Millennium shall produce sufficient copies of such Marketing Materials for its use hereunder at its own cost and expense. The Company hereby grants to Millennium a limited, non-exclusive license to use the Company's trademarks, trade names, logos and images (collectively, "Trademarks") in connection with the marketing, promotion and sale of the Product including, reproduction and use of the Marketing MaterialsIn all cases, Millennium shall follow the instructions of the Company at all times as to the use or discontinuance of use of such Trademarks and/or Marketing Materials. Millennium shall not remove, conceal or alter any of Company's Trademarks on the Products or Marketing Materials. Millennium shall promote and sell all Products in their original packages and under the original labels provided by the Company without any alteration or addition whatsoever. Millennium may not alter or change Company Trademarks or Marketing Materials at any time unless it has received the express written approval of the Company. Products shall always be sold under the Trademarks. Millennium shall not produce and/or use its own marketing materials for the Products. Use of any such Trademarks or Marketing Materials shall not give Millennium any right to any intellectual property rights in or to such items other than the limited licenses expressly set forth herein and all goodwill arising from any use of such Trademarks and Marketing Materials by Millennium shall inure to the benefit of the Company. Millennium shall keep records of, and shall provide the Company copies of, any and all Marketing Materials actually used with customers and potential customers of Millennium.

(d) Training [redacted]

(e) Customer Lists. [redacted]

2. Consideration.

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3. Representations and Warranties of the Company. The Company hereby represents and warrants to Millennium that:

(a) Organization and Authorization. The Company is a corporation duly organized under the laws of the State of Delaware and it has all necessary corporate power to enter into this Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action and this Agreement, once executed and delivered, shall be a legal, valid and binding obligation of the Company enforceable in accordance with its respective terms.

(b) Compliance. The Company's sole warranties to Millenium with respect to the Products are that: (i) the written descriptions of the components that are included in the Product and/or its labeling will be accurate and complete and such components shall perform their functions in accordance with their labeling; (ii) Products

delivered to Distributor shall be free from material defects in manufacturing that prevent sale thereof during the period from shipment until the expiration date; (iii) the Product provided hereunder shall conform to and be in compliance with all applicable laws and regulations and be free from encumbrance or lien; (iv) the Company has and shall at all times throughout the Term of this Agreement shall have, whether by right, title or interest, including by license or otherwise, the intellectual property rights that are required to use, manufacture, market, offer to sell, sell, import and export the Product in accordance with the terms of this Agreement and neither this Agreement nor the offer or sale by Millennium of the Product in strict accordance with this Agreement shall infringe any third party rights. The Company further warrants that it shall comply with all applicable laws and regulations with respect to the sale of the Product to Millennium, and any Product sold and delivered by the Company to Millennium may be lawfully sold to the end users in the Territory in strict accordance with the terms of this Agreement.

The Company's warranties set forth herein run only to Millennium and unless a proper claim is made against Millennium based upon Company's express warranties hereinabove, and written notice of and the responsibility for which claim is promptly directed by Millennium to Company, the Company shall have no warranty obligation whatsoever to Millennium's subdistributors or other customers or to customers of the subdistributors. EXCEPT AS STATED IN THIS SECTION 3(b), THE COMPANY DISCLAIMS ANY AND ALL WARRANTIES ON THE PRODUCTS, WHETHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF THEIR MERCHANTABILITY OR THEIR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY ARISING FROM COURSE OF DEALING OR USAGE OF TRADE. TO THE EXTENT THAT ANY IMPLIED WARRANTIES MAY NOT BE DISCLAIMED, SUCH WARRANTIES ARE EXPRESSLY LIMITED TO LESSER OF THE DURATION OF THE EXPRESS WARRANTY STATED BY THE COMPANY ON THE PRODUCTS OR WITH THEIR PACKAGING OR TO SUCH PERIOD AS IS REQUIRED BY LAW.

4. Representations and Warranties of Millennium. Millennium hereby represents and warrants to the Company that:

(a) Organization and Authorization. Millennium is a limited liability company duly organized under the laws of the State of New York, it has all necessary power to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized by all necessary corporate action and this Agreement, once executed and delivered, shall be a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

(b) Compliance. Millennium shall, in performing its obligations hereunder, (i) comply in all material respects with all applicable laws and regulations, including, without limitation relating to advertising, marketing, distribution and sales of the Products; (ii) keep such records with regard to its sales of the Products as are required by any applicable laws or regulations; (iii) advise the Company promptly concerning any information that may come to its attention as to charges, complaints or claims regarding the Company or the Products by Millennium's customers or others; and (iv) make no representations, warranties, claims or assertions, in any

media or forum, either orally or in writing, with respect to the Products or the use of the Products whatsoever, except (1) as expressly authorized by Company in writing (which authorization may be revoked at any time); (2) as expressly stated on the Company's labeling on the Units or Marketing Materials provided to Millennium by the Company (and not revoked or changed since the original printing thereof).

(c) Millennium attests that it is not excluded, debarred or suspended by the Office of the Inspector General of the United States Department of Health and Human Services or by the General Services Administration or by any state health care program under 42 U.S.C. § 1320a-7 or under the Federal Employees Health Benefits Program and is not aware of any pending or threatened exclusion, debarment or suspension actions against it.

5. Term. The Agreement shall become effective on the Effective Date, and unless earlier terminated in accordance with the provisions hereof, shall continue in full force and effect until March 31, 2023 (the "Term").

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7. <u>Additional Agreements.</u>

(a) The Company agrees to supply, at its sole cost and expense, all of the required equipment and facilities necessary to perform its obligations under this Agreement.

(b) Millennium agrees to supply, at its sole cost and expense, all of the required equipment and facilities necessary to perform its obligations under this Agreement

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(d) Claims of Millennium for errors in the Products provided by Company, shortages in the Products provided by Company or non compliance with Product warranties specified in Section 3(b) must be reported to the Company within ten (10) days of Millennium's discovery of such non-compliance or Millennium waives such claims. Except as set forth in the preceding sentence, all sales/deliveries to Millennium are final. Millennium shall have no right to return Products to the Company except to the extent a valid claim is made pursuant to Section 3(b).

(e) Millennium's Employees and Agents. During the term of this Agreement, and upon and after any termination or cancellation hereof, Millennium shall be solely responsible and liable for any and all compensation or benefits payable to employees and agents of Millennium.

(f) Recalls. In the event Company recalls any Products sold by Millennium in the Territory, Millennium shall reasonably assist Company with such recall. Company agrees to give prompt notice to Millennium in the event that Company recalls any Product, or ceases or suspends the sale of any Product due to any problem which relates to such Product's safety or compliance with law. Without limiting the generality of the foregoing (a) upon the Company's request in connection with any recall, Millennium shall provide the Company all information necessary to allow the Company to send appropriate recall notices to any Millennium customers in accordance with applicable law and standard industry practice; and (ii) upon the Company's request in connection with any recall, Millennium shall send appropriate recall notices to any Millennium customers in accordance with applicable law and standard industry practice.

8. Indemnification.

(a) Subject to the limitations of Section 8(c) below, the Company agrees to indemnify and hold Millennium, its managers, members, officers, and employees (collectively, "Millennium Indemnified Parties"; each, a "Millennium Indemnified Party") harmless from and against any and all costs, losses, liabilities, damages, claims or expenses (including without limitation reasonable attorney's fees and expenses) (collectively, "Losses") incurred by an Indemnified Party in connection with a third party claim arising out of, related to, occasioned by or attributable to: (i) any breach by the Company or any of its directors, officers, employees or agents of any representation, warranty or covenant made by the Company herein; or (ii) the gross negligence or willful misconduct on the part of the Company, or any of its directors, officers, employees or agents in its/their performance of this Agreement. Notwithstanding anything herein to the contrary, the foregoing indemnity will not apply to Losses to the extent that such Losses have resulted from the willful misconduct, bad faith, fraud or gross negligence of, or breach of this Agreement by, a Millennium Indemnified Party.

(b) Subject to the limitations of Section 8(c) below, Millennium shall indemnify and hold the Company and its directors, officers, employees and shareholders (collectively, "Company Indemnified Parties"; each, a "Company Indemnified Party") harmless from any Losses incurred by a Company Indemnified Party in connection with a third party claim arising out of, related to, occasioned by or attributable to: (i) any breach by Millennium or any of its managers, members, officers or employees of any representation, warranty or covenant made by Millennium herein; or (ii) the gross negligence or willful misconduct on the part of Millennium, or any of its managers, members, officers or employees in its/their performance of this Agreement. Notwithstanding anything herein to the contrary, the foregoing indemnity will not apply to Losses to the extent that such Losses have resulted from the willful misconduct, bad faith, fraud or gross negligence of, or breach of this Agreement by, a Company Indemnified Party.

(c) Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY ANYWHERE IN THIS AGREEMENT, MILLENNIUM'S EXCLUSIVE REMEDY AND THE COMPANY'S LIMIT OF LIABILITY FOR ANY AND ALL PRODUCT WARRANTY CLAIMS HEREUNDER, SHALL BE FOR THE REPLACEMENT OF THE PARTICULAR PRODUCTS WITH RESPECT TO WHICH SUCH CLAIMS ARE ASSERTED UNDER SECTION 3(B). EXCEPT FOR OBLIGATIONS OF INDEMNITY FOR THIRD PARTY CLAIMS NOT LIMITED BY THE PRECEEDING SENTENCE, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES RESULTING FROM THE PRODUCTS OR ANY OTHER ACTIVITIES OF THE PARTIES UNDER THIS AGREEMENT.

(d) Indemnification Procedure. Upon obtaining knowledge of any third-party claim (a "**Third-Party Claim**") which gives or could give rise to a right of indemnification under this Agreement, the party requesting indemnification ("**Indemnitee**") shall provide notification to the other party ("**Indemnitor**") describing the amount and nature of the Third-Party Claim; provided, however, that any failure or

delay in giving such notice shall only relieve the Indemnitor of its obligation to defend, indemnify, and hold the Indemnitee harmless to the extent it reasonably demonstrates its defense or settlement of the Claim was adversely affected thereby. The Indemnitor shall have sole control of the defense and of all negotiations for settlement of any Third-Party Claim and the Indemnitee shall cooperate with the Indemnitor in the defense or settlement of any such Claim at the Indemnitor's expense. Notwithstanding the foregoing, the Indemnitor shall not settle any claim unless such settlement completely and forever releases the Indemnitee from all liability with respect to such Claim or unless the Indemnitee consents to such settlement in writing. Where the Indemnitor does not request the Indemnitee to cooperate in the defense or settlement of any such Claim in which the Indemnitee is involved, the Indemnitee may participate in the defense of the Claim at its own expense. If Indemnitor does not assume defense of the Third-Party Claim, the Indemnitee will defend or settle the Third-Party Claim, utilizing counsel of the Indemnitee's choice, and Indemnitor shall reimburse the Indemnitee an amount equal to the aggregate of (i) the liabilities, plus (ii) all costs and expenses incurred by the Indemnitee in connection with the enforcement of the indemnification obligations set forth herein (including reasonable attorney's fees and costs), plus (iii) interest at the highest amount permitted by law on the aggregate amount of the liabilities, plus the other costs and expenses incurred by the Indemnitee.

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9. Confidentiality.

(a) Millennium and the Company, each in its capacity as a recipient of the other party's Confidential Information (a "Receiving Party") will not, during or subsequent to the term of this Agreement: (i) use such Confidential Information (as defined herein) for any purpose whatsoever other than the performance of the transactions contemplated in this Agreement, or (ii) disclose such Confidential Information to any third party without the disclosing party's ("Disclosing Party's") prior written approval; provided, however, in each such case, the Receiving Party shall be able to use and disclose the Disclosing Party's Confidential Information as necessary to permit such Receiving Party to perform its obligations under this Agreement. Millennium and the Company agree that all Confidential Information will remain the sole property of the Disclosing Party. Each party in its capacity as a Receiving Party also agrees to take all reasonable precautions to prevent any unauthorized disclosure of the Disclosing Party's Confidential Information in its possession. For purposes of this Section 9, the term "Confidential Information" as used in this Agreement with respect to a Disclosing Party shall mean information not generally available to the public regarding the Disclosing Party, including without limitation, trade secrets, patented or other proprietary information, forms,

information regarding operations, systems, methods, processes, financing, services, know how, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data of each party. For clarity, OralCDx customer lists including all of Millennium's customer data developed from their activities conducted under this agreement regarding the OralCDx purchase patterns of all customers shall be the Confidential Information of the Company. Confidential Information does not include information that (i) is known to the Receiving Party at the time of disclosure to such party, (ii) has become publicly known and made generally available through no wrongful act of the Receiving Party, (iii) has been rightfully received by the Receiving Party from a third party who is authorized to make such disclosure without confidentiality restrictions, or (iv) is proven by competent evidence by the Receiving Party that it was independently conceived or discovered by such party without reference to or use of the Disclosing Party's confidential information.

(b) Millennium and the Company each acknowledge that such covenants are necessary to protect the legitimate business interests of the Company and Millennium and that any violation thereof would result in irreparable harm to the Company or Millennium. Accordingly, each party agrees that upon the violation or threatened violation by such party of any of the restrictions contained in this Section 9, the other party shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction (without the necessity of posting a bond or other security) as well as any other relief provided at law or equity, under this Agreement or otherwise without any obligations to post any bond. In the event any of the foregoing restrictions are adjudged unreasonable in any proceeding, then the parties agree that the period of time or scope of such restrictions (or both) shall be adjusted in such a manner or for such a time (or both) as is adjudged to be reasonable.

10. Force Majeure. Any delays in or failure of performance by either party under this Agreement shall not be considered a breach hereof if such delay or failure is occasioned by an event beyond the reasonable control of the party affected ("force majeure"); provided that any party whose performance is so delayed shall give prompt notice thereof to the other party and shall use all reasonable endeavors to comply with the terms of this Agreement as soon as possible. Force majeure in this context shall include acts of government, acts of God, fires, floods, explosions, riots, civil disturbances, strikes, insurrections, earthquakes, wars, rebellion and epidemics. In no event shall an event of force majeure excuse any delay in payment by any party.

11. Relationship of Parties. The relationship between the parties hereto is that of independent contractors. Neither party hereto is an agent, partner or employee of the other and neither party has any right or any other authority to enter into any contract or undertaking in the name of or for the account of the other or to either assume or create any obligation of any kind, express or implied, on behalf of the other, nor will the act or omissions of either create any liability for the other. This Agreement shall in no way constitute or give rise to a partnership between the parties.

12. Assignment. Neither this Agreement nor any right, title, interest or obligation hereunder shall be assignable or transferable by either party without the prior written consent of the other party, not to be unreasonably withheld, conditioned or

delayed; provided that either party may assign its right, title, interest or obligation hereunder to (a) a corporation which controls, is controlled by or is under common control with such party or (b) any successor or purchaser of such party, its equity securities or all or substantially all of its business or assets (or, in the case of the Company, its oral cancer business or assets alone) whether via a merger, consolidation, recapitalization, sale of equity or sale or disposition of assets.

13. Notices. All notices and other communications required or permitted hereunder shall be in writing. Notices and such other communications may be delivered either (a) personally, against written receipt therefore or (b) by means of (i) a recognized overnight courier service (such as Federal Express, DHL, Airborne Express or U.S.P.S. Express Mail), (ii) postage paid, certified or registered mail, return receipt requested, or (iii) electronically confirmed facsimile or e-mail transmission. Notices shall be addressed as follows:

If to the Company:

CDx Laboratories, Inc.
2 Executive Boulevard
Suffern, New York 10901
Attention: Chief Executive Officer
Tel: 845-369-7096
Fax: 845-369-7082
Email: mrutenberg@cdxdiagnostics .com

With a copy to:

Art Lerner
Crowell & Moring, LLP
1001 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2595
Tel: 202-624-2820
Fax: 202-628-5116
Email: alerner@crowell.com

If to Millennium:

Millennium Medical Devices LLC
400 Garden City Plaza, Suite 440
Garden City, New York 11530
Attn: Chris Amandola
Tel: 516- 628-5500
Fax: 516-628-5400
Email: chris@millenniumhcs.com

With a copy to:

Abrams, Fensterman, Fensterman, Eisman, Formato,
Ferrara & Einiger, LLP
1111 Marcus Ave., Suite 107
Lake Success, NY 11042
Attention: Ayman Soliman, Esq.
Tel: (516) 328-2300
Fax: (516) 328-6638
Email: asoliman@abramslaw.com

or, in the case of any of the parties hereto, at such other address as such party shall have furnished to each of the other parties hereto in accordance with this Section 13. Each such notice, demand, request or other communication shall be deemed given (x) on the date of personal delivery, (y) on the first business day following the date of delivery to the overnight courier service or facsimile or e-mail transmission, or (z) three business days following such certified or registered mailing.

14. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without regard to its conflicts of laws principles. Each party hereby irrevocably and unconditionally consents and agrees that all actions, suits or other proceedings arising under or in connection with this Agreement shall be tried and litigated in state or federal courts located in the county of Nassau in the State of New York, which courts shall have exclusive jurisdiction to hear and determine any and all claims, controversies and disputes arising out of or related to this Agreement and each party hereto waives any objection it may have now or hereafter have to venue or to convenience of forum.

15. Benefit. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties.

16. Entire Agreement; Amendments. This Agreement constitutes the entire agreement and understanding concerning the subject matter hereof and supersedes and replaces any prior negotiations, proposed agreements and agreements, oral or written, with respect thereto, including that this Agreement replaces and supersedes in its entirety the Purchase Supply and Distribution Agreement by and between the Company and Millennium, having an effective date of February 1, 2013 which was executed and delivered by the parties on or about January 22, 2013. This Agreement may not be modified, amended or terminated except by a writing signed by both parties or their authorized representatives.

17. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. Any executed signature page delivered by facsimile transmission shall be binding to the same extent as an original executed signature page, without regard to any agreement subject to the terms hereof or any amendment thereto.

(Signature Page Follows)